EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58361) of IMS Health Incorporated of our report dated June 25, 2004 relating to the financial statements of the IMS Health Incorporated Savings Plan, which appears in this Form 11-K.

/s/	PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
New York, New York
June 25, 2004

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